UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2013

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 Del Mar, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On December 12, 2013, Adamis Pharmaceuticals Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with CRT Capital Group, LLC, as sole book-running manager and representative of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 3,720,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Under the terms of the Purchase Agreement, the Company also granted the Underwriters an option, exercisable in whole or in part at any time (but not more than once) within 30 days of December 12, 2013, to purchase up to 558,000 additional shares of Common Stock to cover any over-allotments made by the Underwriters in the sale and distribution of the shares. The shares are being offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-192372), as amended, which became effective on December 12, 2013, and a related registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering price to the public is $5.95 per share and the Underwriters have agreed to purchase the shares from the Company pursuant to the Purchase Agreement at a purchase price of $5.5335 per share. Gross proceeds are expected to be approximately $22,134,000 (excluding any sale of shares pursuant the over-allotment option), before deducting underwriting discounts and commissions and estimated offering expenses. The purchase and sale of the shares, and the closing of the offering, is expected to take place on December 18, 2013, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Purchase Agreement, the Company and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 90 days following December 12, 2013 without the prior written consent of CRT Capital.

Pursuant to the Purchase Agreement, we also agreed to issue to CRT Capital warrants (the “representative’s warrants”) to purchase up to a total of 186,000 shares of common stock (5% of the shares of common stock sold). The warrants are exercisable at $7.44 per share and have a term of five years. Pursuant to the customary FINRA rules, the representative’s warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the prospectus relating to the offering.

In addition, pursuant the Purchase Agreement, until twelve months after the closing date of the offering, we agreed to give CRT Capital a right to participate on a nonexclusive basis as a placement agent or co-manager in connection with any Rule 144A offering, underwritten public offering or other equity financing in excess of $5 million that we may undertake, on terms and conditions customary for CRT Capital for similar transactions.

We have also agreed to pay the underwriters’ expenses relating to the offering, including without limitation the reasonable fees, disbursements and other charges of the underwriters’ counsel, up to a maximum of $75,000.

A copy of the Purchase Agreement is attached as an exhibit 1.1 to this report, and is incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

A registration statement on Form S-1 relating to the shares of Common Stock offered by the Company was filed with the Securities and Exchange Commission and is effective.  A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from CRT Capital Group, 262 Harbor Drive, Stamford, CT 06902, or from the above-mentioned SEC website.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of proceeds expected from the offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, pursuant to which, effective 4:00 p.m. Eastern Standard Time on December 12, 2013, the Company effected a one-for-seventeen reverse split of its issued and outstanding common stock (the “Reverse Stock Split”), and reduced the number of authorized shares of common stock from 200,000,000 to 100,000000. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 8.01         Other Events

On December 13, 2013, the Company issued a press release announcing that it had priced the underwritten offering described above, that it had effected a 1-for-17 reverse stock split as described below, and that its Common Stock commenced trading on the Nasdaq Capital Market under the symbol “ADMP” on December 13, 2013, as described below. A copy of the press release is attached hereto as Exhibit 99.1.

NASDAQ Capital Market Listing of the Common Stock

In connection with the offering described above, and effective as of December 13, 2013, the Company’s Common Stock commenced trading, on a post-reverse split adjusted basis, on The NASDAQ Capital Market under the symbol “ADMP.” In connection with its listing on The NASDAQ Capital Market, the Company expects that its Common Stock will cease trading on the OTC QB.

Reverse Stock Split

As described above, the Company effected a 1-for-17 reverse stock split of its Common Stock which became effective at 4:00 p.m. EST on December 12, 2013. At the effective time of the reverse stock split, every 17 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of Common Stock. No fractional shares will be issued as a result of the reverse stock split.  Fractional shares will be rounded up to the nearest whole share, after aggregating all fractional shares held by a shareholder.  The new CUSIP number for the Company’s common stock following the reverse stock split is 00547W208. Stockholders who hold shares electronically in book-entry form with the transfer agent generally will not need to return certificates or other documents to the Company to receive shares of post-reverse stock split common stock.  Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.  Stockholders who hold shares in certificated form will be sent a transmittal letter by the Company’s transfer agent, containing instructions on how a stockholder may surrender certificates to the transfer agent in exchange for certificates representing post-reverse split shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Purchase Agreement dated December 12, 2013, with CRT Capital Group, LLC, as representative of the several underwriters.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press release dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: December 17, 2013	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer